UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  January 18, 2006

Community Capital Corporation
(Exact Name of Registrant as Specified in Its Charter)

South Carolina
(State or Other Jurisdiction of Incorporation)

0-18460	57-0866395
(Commission File Number)	(I.R.S. Employer Identification)

1402-C Highway 72, Greenwood, South Carolina 29649
(Address, Including Zip Code of Principal Executive Offices)

(864) 941-8200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 18, 2006, the Board of Directors of Community Capital Corporation (the "Company") unanimously approved a resolution authorizing and directing the officers of the Company to withdraw the listing of the Company's common stock, $1.00 par value per share, from the American Stock Exchange and to list such common stock on The Nasdaq National Market.

On January 18, 2006, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, announcing that, effective with the opening of trading on Friday, January 27, 2006, shares of the Company's common stock will begin trading on The Nasdaq National Market under the symbol "CPBK."

Item 9.01  Financial Statements and Exhibits.

(a) - (b) Not applicable.

(c)  Exhibits

99.1	Press Release of the Company dated January 18, 2006, Announcing the Listing of the Company's Common Stock on the Nasdaq National Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY CAPITAL CORPORATION

Date: January 18, 2006	By:	/s/ William G. Stevens

William G. Stevens President/CEO

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